UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 20, 2013
Date of Report (Date of earliest event reported)

ECHO AUTOMOTIVE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53681	98-0599680
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

16000 N. 80th Street, Suite E, Scottsdale, AZ 85260
(Address of Principal Executive Offices)

(855) 324-6288
(Registrant’s telephone number, including area code)

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On May 20, 2013, Echo Automotive, Inc., a Nevada corporation (the “Company” or “Echo”) entered into a Financing and Securtity Agreement (the “Security Agreement”) and a Secured Convertible Subordinated Promissory Note (the “Note”) with United Fleet Financing LLC, an Arizona limited liability company (“UFF”).

     Pursuant to the terms and conditions of the Security Agreement, UFF has agreed to provide Echo One Million Five Hundred Thousand Dollars ($1,500,000) of mezzanine financing (the “Mezzanine Financing”) for working capital. The Mezzanine Financing will be provided to Echo in nine (9) monthly installments starting June 15, 2013 and continuing monthly thereafter until the full amout has been provided. The Mezzanine Financing has a maturity date of five (5) years from the first installment of the funding and will bear interest at eight percent (8%) annually. UFF’s rights under the Security Agreement and the Note include, but are not limited to, the right to: (a) convert the Mezzanine Financing to Echo restricted common stock at a conversion price of $0.50 per share; (b) receive 3,409,092 warrants, each to purchase 1.25 shares of Echo restricted common stock at a per share exercise price of $0.65 with a term of eighteen (18) months; (c) a first lien security interest in the assets of Echo to secure repayment of the Note; and (d) declare the entire prinicipal and unpaid accrued interest immediately due and payable upon the occurrence of certain events of default, as further described in the Note. Echo’s rights under the Security Agreement and the Note include, but are not limited to, the right to: (a) repay the eight percent (8%) interest due to UFF annually with an additional payable in kind (PIK) note which will also bear interest at eight percent (8%); and (b) request conversion of the amounts due under the Note at any time after the one (1) year anniversary of the Note, upon which request UFF will have five (5) business days to either convert the Note or request to be paid in cash by Echo.

     The Financing and Security Agreement contains representations and warranties by Echo and UFF that are customary for this type of transaction.

     The foregoing description of the Financing and Security Agreement and Note are qualified in their entirety by reference to the full texts of the aforementioned agreements, which are included as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information disclosed under Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Note is incorporated in its entirety into this Item 2.03.

     On May 16, 2013, Echo issued the Note to UFF in connection with the Mezzanine Financing under the Financing and Security Agreement.

Section 3 – Securities and Trading Market

Item 3.02. Unregistered Sales of Equity Securities.

     The information provided in Item 1.01 of this Current Report on Form 8-K related to the aforementioned Financing and Security Agreement and Note is incorporated by reference into this Item 3.02.

     In connection with the Financing and Security Agreement, Echo issued the Note and will issue 3,409,092 warrants, each to purchase 1.25 shares of Echo restricted common stock at a per share exercise price of $0.65 with a term of eighteen (18) months to UFF.

     None of the securities described above were registered under the Securities Act or under the securities laws of any state in the United States. The transaction was exempt from the registration provisions of the federal securities laws pursuant to the exemption provided by Section 4(2) of the Securities Act and Regulation D, Rule 506 and comparable exemptions for sales to “accredited” investors under state securities laws. The securities described above may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from such registration requirements.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit
	Number	Description

	10.1	Financing and Security Agreement, dated May 20, 2013
	10.2	Form of Secured Convertible Subordinated Promissory Note
	10.3	Form of Warrant (incorporated by reference to our Current Report on Form 8-K filed on May 22, 2013)
	99.1	Press Release announcing Financings

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO AUTOMOTIVE, INC.
a Nevada corporation

Dated: May 24, 2013	By: /s/ Patrick van den Bossche
Patrick van den Bossche
Chief Operating Officer, Managing Director